PRELIMINARY COPY - TO BE
                           FILED WITH THE SECURITIES
                            AND EXCHANGE COMMISSION

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

[X] Filed by the Registrant
[ ] Filed by a party other than the Registrant

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                   INVESCO VARIABLE INVESTMENT FUNDS, INC.

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] $125   per   Exchange   Act   Rules   0-11(c)(1)(ii),   14a-6(i)(1),
    14a-6(i)(2) or Item 22(a)(2) of  Schedule 14A
[ ] Fee computed on table below per Exchange Act Rules  14a-6(i)(4)  and 0-11/

      1. Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------

      2. Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------

      4. Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------

      5. Total fee paid:

         ----------------------------------------------------------------

[ ] Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as  provided  by Exchange
    Act Rule  0-11(a)(2)  and identify the filing for which the offsetting fee
    was  paid  previously.   Identify  the  previous  filing  by  registration
    statement number, or the Form or Schedule and the date of its filing.

      1.  Amount Previously Paid:

          ---------------------------------------------------------------
      2.  Form Schedule or Registration Statement No.
          ---------------------------------------------------------------
      3.  Filing Party:
          ---------------------------------------------------------------
      4.  Date Filed:
          ---------------------------------------------------------------

                           PRELIMINARY COPY - TO
                             BE FILED WITH THE
                          SECURITIES AND EXCHANGE
                                COMMISSION

                   INVESCO VARIABLE INVESTMENT FUNDS, INC.

                          INVESCO VIF-DYNAMICS FUND



                             August ___, 1999

Dear Variable Contract Owner:

      The attached proxy materials seek approval to make certain changes to the investment advisory contract for the INVESCO VIF-Dynamics Fund. Specifically, the board of directors of the Fund seeks approval of a change to the investment advisory fee schedule.

      THE BOARD OF DIRECTORS OF INVESCO VARIABLE INVESTMENT FUNDS, INC. RECOMMENDS A VOTE FOR THE PROPOSAL. The board believes that the proposed increase in the investment advisory fee schedule more accurately reflects the actual cost to the adviser of managing the Fund, and positions the Fund comparably with its peers. The attached proxy materials provide more information about the proposed increase in the advisory fee schedule.

      Although you are not a Fund shareholder, you have the right to instruct your insurance company how to vote Fund shares attributable to your variable contract. After reviewing the attached materials, please complete, date and sign your proxy card and mail it in the enclosed return envelope today. As noted in the attached proxy materials, as of the record date for this special meeting of shareholders, INVESCO Funds Group, Inc. holds, and intends to vote, sufficient shares of the Fund to approve the proposed increase in advisory fees.

                                    Very truly yours,



                                    Mark H. Williamson
                                    President
                                    INVESCO Variable Investment Funds, Inc.

                           PRELIMINARY COPY - TO
                             BE FILED WITH THE
                          SECURITIES AND EXCHANGE
                                COMMISSION

                   INVESCO VARIABLE INVESTMENT FUNDS, INC.


                                  NOTICE OF
                      SPECIAL MEETING OF SHAREHOLDERS OF

                          INVESCO VIF-DYNAMICS FUND

                              August ___, 1999


To The Shareholders:

     A special meeting of shareholders of INVESCO VIF-Dynamics Fund (the "Fund"), a series of INVESCO Variable Investment Funds, Inc. (the "Company"), will be held on August ___, 1999, ______ at the offices of INVESCO Funds Group, Inc., 7800 E. Union Ave., Denver, Colorado, 80237, for the following purpose:

(1) To approve an increase in the investment advisory fee schedule contained in the investment advisory agreement between the Fund and the Fund's investment adviser, INVESCO Funds Group, Inc.; and

(2) To transact such other business as may properly come before the meeting or any adjournment thereof.

      You are entitled to vote at the meeting and any adjournment thereof if you owned shares of the Fund at the close of business on August 4, 1999. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


                                    By order of the Board of Directors,



                                    Glen A. Payne
                                    Secretary
                                    INVESCO Variable Investment Funds, Inc.



August ___, 1999
Denver, Colorado

-------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT
                      NO MATTER HOW MANY SHARES YOU OWN

Please indicate your voting instructions on the enclosed proxy card, date and sign the card, and return it in the envelope provided. IF YOU SIGN, DATE AND RETURN THE PROXY CARD BUT GIVE NO VOTING INSTRUCTIONS, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSAL NOTICED ABOVE. We ask your cooperation in mailing in your proxy card promptly. Unless proxy cards submitted by corporations and partnerships are signed by the appropriate persons as indicated in the voting instructions on the proxy card, they will not be voted.
-------------------------------------------------------------------------------

                           PRELIMINARY COPY - TO
                             BE FILED WITH THE
                          SECURITIES AND EXCHANGE
                               COMMISSION

                   INVESCO VARIABLE INVESTMENT FUNDS, INC.

                         INVESCO VIF - DYNAMICS FUND
                            7800 EAST UNION AVENUE
                            DENVER, COLORADO 80237
                          (TOLL FREE) 1-800-646-8372

                                 -----------

                               PROXY STATEMENT

                       SPECIAL MEETING OF SHAREHOLDERS
                              August ___, 1999
                                 -----------

                              VOTING INFORMATION

     This Proxy Statement is being furnished to shareholders of INVESCO VIF-Dynamics Fund (the "Fund"), a series of INVESCO Variable Investment Funds, Inc. (the "Company"), in connection with the solicitation of proxies from shareholders of the Fund by the board of directors (the "Board") of the Company for use at a special meeting of shareholders of the Fund to be held on August __, 1999 (the "Meeting"), and at any adjournment of the Meeting. This Proxy Statement will be mailed to shareholders on or about August ____, 1999.

      One-third of the Fund's shares outstanding on August 4, 1999, represented in person or by proxy, must be present for the transaction of business at the Meeting. If a quorum is not present at the Meeting or a quorum is present but sufficient votes to approve the proposal set forth in this Proxy Statement are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR any proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST that proposal against such adjournment. A shareholder vote may be taken on the proposal in this Proxy Statement prior to any such adjournment if a quorum is present, sufficient votes have been received, and it is otherwise appropriate.

      Abstentions will be counted as shares present for purposes of determining whether a quorum is present but will not be voted for or against the proposal or adjournment of the Meeting. Accordingly, abstentions effectively will be a vote against adjournment or against the proposal. Abstentions will not be counted, however, as votes cast for purposes of determining whether sufficient votes have been received to approve the proposal.

      The individuals named as proxies on the enclosed proxy card will vote in accordance with your directions as indicated on that proxy card, if it is received properly executed by you or by your duly appointed agent or attorney-in-fact. If you sign, date and return the proxy card, but give no voting instructions, your shares will be voted in favor of approval of the proposal. Participating insurance companies will vote the interests of any variable contract owners from whom they receive no voting instructions in proportion with the instructions that are received before the meeting. In addition, if you sign, date and return the proxy card, but give no voting instructions, the duly appointed proxies may, in their discretion, vote upon such other matters as may come before the Meeting. The proxy card may be revoked by giving another proxy or by letter or telegram revoking the initial proxy. To be effective, revocation must be received by the Company prior to the Meeting and must indicate your name and account number. If you attend the Meeting in person you may, if you wish, vote by ballot at the Meeting, thereby canceling any proxy previously given.

     As of August 4, 1999 (the "Record Date"), the Fund had ___________ shares of common stock outstanding. The cost of the solicitation of proxies will be borne by INVESCO Funds Group, Inc. ("INVESCO"), the investment adviser and transfer agent of the Fund. Proxies will be solicited primarily by mail but will also be made by telephone or oral communications by representatives of INVESCO and INVESCO Distributors, Inc. ("IDI"), the distributor of the INVESCO group of investment companies ("INVESCO Funds"), none of whom will receive any compensation for these activities from the Fund. If votes are recorded by telephone, INVESCO will use procedures designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that a shareholder's instructions have been properly recorded. You may also vote by mail or by facsimile. Proxies voted by telephone, facsimile or Internet may be revoked at any time before they are voted in the same manner that proxies voted by mail may be revoked.

      Copies of the Company's most recent annual and semi-annual reports, including financial statements, have previously been delivered to shareholders. Shareholders may request copies of these reports, without charge, by writing to INVESCO Distributors, Inc., P.O. Box 173706, Denver, Colorado 80217-3706, or by calling toll-free 1-800-646-8372.

      INVESCO beneficially owned _____% of the shares of the Fund at the record date. Directors and officers of the Company own no shares of the Fund, and are legally precluded from owning shares of the Fund.

      VOTE REQUIRED. Approval of the Proposal requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). This means that the Proposal must be approved by the lesser of (i) 67% of the Fund's shares present at a meeting of shareholders if the owners of more than 50% of the Fund's shares then outstanding are present in person or by proxy or (ii) more than 50% of the Fund's outstanding shares. Each outstanding full share of the Fund is entitled to one vote, and each outstanding fractional share thereof is entitled to a proportionate fractional share of one vote. If the Proposal is not approved by the requisite vote of shareholders of the Fund, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies.

      AS NOTED ABOVE, INVESCO OWNS ____% OF THE SHARES OF THE FUND. INVESCO WILL VOTE ITS SHARES IN FAVOR OF THE PROPOSAL. THEREFORE, WITH INVESCO VOTING ITS SHARES IN FAVOR OF THE PROPOSAL, NO ADDITIONAL SHARES WILL HAVE TO VOTE IN FAVOR OF THE PROPOSAL IN ORDER TO APPROVE IT AT THE MEETING.

                   THE INVESTMENT ADVISORY AGREEMENT

      As required by the 1940 Act, the Company entered into a written investment advisory agreement (the "Agreement") with INVESCO on February 28, 1997. The Agreement was approved by INVESCO, with respect to the Fund, on August 22, 1997. The Agreement was last approved by the Board for a term expiring May 15, 2000. The Board vote was cast in person, at a meeting called for this purpose, by a majority of the directors of the Company, including a majority of the directors who are not "interested persons" of the Company or INVESCO ("Independent Directors").

      The Agreement may be continued from year to year if each such continuance is specifically approved at least annually by the board of directors of the Company, or by a vote of the holders of a majority, as defined in the 1940 Act, of the outstanding shares of the Fund. Any continuance also must be approved by a majority of the Company's Independent Directors, cast in person at a meeting called for the purpose of voting on such continuance. The Agreement may be terminated at any time without penalty by either party upon sixty (60) days' written notice and terminates automatically in the event of an assignment to the extent required by the 1940 Act and the rules thereunder.

   The Agreement requires that INVESCO manage the investment portfolio of the Fund in a way that conforms with the Fund's investment policies.
Specifically, INVESCO is responsible for:

o managing the investment and reinvestment of all the assets of the Fund, and executing all purchases and sales of portfolio securities;
o maintaining a continuous investment program for the Fund, consistent with (i) the Fund's investment policies as set forth in the Company's Bylaws and Registration Statement, as from time to time amended, under the 1940 Act, and in any prospectus and/or statement of additional information of the Fund, as from time to time amended and in use under the 1933 Act, and (ii) the Company's status as a regulated investment company under the Internal Revenue Code of 1986, as amended;
o determining what securities are to be purchased or sold for the Fund, unless otherwise directed by the directors of the Company, and executing transactions accordingly;
o providing the Fund the benefit of all of the investment analysis and research, the reviews of current economic conditions and trends, and the consideration of a long-range investment policy now or hereafter generally available to the investment advisory customers of INVESCO;
o determining what portion of the Fund's assets should be invested in the various types of securities authorized for purchase by the Fund; and

o making recommendations as to the manner in which voting rights, rights to consent to Fund action and any other rights pertaining to the Fund's portfolio securities shall be exercised.

INVESCO also performs all of the following services for the Fund:

o  administrative
o  internal accounting (including computation of net asset value)
o  clerical and statistical
o  secretarial
o all other services necessary or incidental to the administration of the affairs of the Fund
o  supplying the Company with officers, clerical staff and other employees
o furnishing office space, facilities, equipment, and supplies; providing personnel and facilities required to respond to inquiries related to shareholder accounts
o conducting periodic compliance reviews of the Fund's operations; preparation and review of required documents, reports and filings by INVESCO's in-house legal and accounting staff or in conjunction with independent attorneys and accountants (including the prospectus, statement of additional information, proxy statements, shareholder reports, tax returns, reports to the SEC, and other corporate documents of the Fund)
o  supplying basic telephone service and other utilities
o preparing and maintaining certain of the books and records required to be prepared and maintained by the Fund under the 1940 Act

   The Agreement currently calls for the Fund to pay INVESCO 0.60% of the first $350 million of the Fund's average net assets, 0.55% of the next $350 million of the Fund's net assets, 0.50% of the Fund's average net assets from $700 million, 0.45% of the Fund's average net assets from $2 billion, 0.40% of the Fund's average net assets from $4 billion, 0.375% of the fund's average net assets from $6 billion, and 0.35% of the Fund's average net assets over $8 billion.

      PROPOSAL 1: TO APPROVE AN AMENDMENT TO THE INVESTMENT ADVISORY CONTRACT WHICH CHANGES THE INVESTMENT ADVISORY FEE SCHEDULE.

      The Proposal calls for an amendment to the Agreement whereby the Fund would pay INVESCO for investment advisory services at a rate of 0.75% of the first $1 billion of the Fund's average net assets, 0.60% of the Fund's average net assets in excess of $1 billion up to $2 billion, 0.45% of the Fund's average net assets in excess of $2 billion up to $4 billion, 0.40% of the Fund's average net assets in excess of $4 billion up to $6 billion; 0.375% of the Fund's average net assets in excess of $6 billion up to $8 billion, and 0.35% of the Fund's average net assets in excess of $8 billion. The investment management fee may be increased only with shareholder approval.

      The only other provision of the Agreement that will change is the initial term of the new agreement, which will commence on the date of approval by shareholders and will continue for a period of two years. A copy of the proposed new investment advisory agreement is attached as Exhibit A to this proxy statement.

                                  DISCUSSION

      The primary purposes of the proposed amendment are to position the Fund, with respect to the advisory fees, comparably with its peers, to more closely match the fees charged by the adviser to the actual expenses incurred by INVESCO in managing the Fund, and to reduce, over time, the historic subsidization of the Fund by INVESCO.

      COMPARISON TO PEER GROUP Lipper Inc. ("Lipper"), an independent, nationally recognized fund analysis organization, conducted a study of funds comparable to the Fund. Lipper categorizes the Fund as a "variable annuity capital appreciation fund".

      At February 28, 1999, there were 14 funds, including the Fund, in that Lipper category. At a hypothetical asset level of $25 million, the median investment advisory fee for the category, pursuant to each fund's investment advisory agreement, was 0.757%. The investment advisory fee for the Fund, at the hypothetical $25 million asset level, was 0.60%. The Fund had the third lowest investment advisory fees of the 14 funds analyzed by Lipper. Given INVESCO's historic subsidization of the Fund (discussed below), the Board recommends that the investment advisory fee structure be increased to conform more closely to the average of the Fund's peers at lower asset levels.

      ACTUAL TOTAL OPERATING EXPENSES The Fund's total operating expenses are in three categories: the investment advisory fee, which is described above; the administrative services fee; and the transfer agency fee. Pursuant to an Administrative Services Agreement between the Company and INVESCO, INVESCO provides administrative services to each fund within the Company, including sub-accounting and recordkeeping services and functions. For such services, the Fund pays INVESCO a fee consisting of a base fee of $10,000 per year, an additional incremental fee computed at the annual rate of 0.015% per year of the average net assets of the Fund, plus an additional 0.25% per year of new assets accrued after July 8, 1998. INVESCO is also paid a fee by the Fund for providing transfer agent services, including acting as the Company's registrar, transfer agent and dividend disbursing agent. A Transfer Agency Agreement provides that the Fund pays INVESCO an annual fee of $5,000. This fee is paid monthly at the rate of 1/12 of the annual fee. During the fiscal year ended December 31, 1998, the Company paid INVESCO total compensation of $16,694 for all such services.

      For the year ended December 31, 1998, the Fund had approximately $308,000 in assets. Therefore, the fixed portions of the administrative and transfer agency fees described in the preceding paragraph represent a significant proportion of the Fund's total expenses. To keep the Fund competitive with its peers, INVESCO absorbs substantially all of the fixed segment of the administrative and transfer agency expenses of the Fund, as well as a percentage of the investment management expenses. INVESCO will continue to provide transfer agent and administrative services to the Fund whether the proposal is approved or not.

     At this time, INVESCO expects to continue absorbing the bulk of the Fund's expenses. For the year ended December 31, 1998, the Fund's total operating expenses were 15.01%(1) of the Fund's average net assets, comprised of the 0.60% investment advisory fee, and 14.41% of other operating expenses. However, after voluntary absorption of a significant portion of these other operating expenses by INVESCO, the Fund actually paid total operating expenses of less than 1.45%(2). INVESCO and the Company have agreed that the voluntary expense limit of the Fund will remain at 1.15% at least through May 2000. With approval of the Board, the voluntary expense limit may be increased at any time after that.

      In dollar terms, INVESCO absorbed $36,773 in expenses during the year ended December 31, 1998. This figure represents 90.15% of the Fund's total operating expenses for that period. The table below illustrates the investment advisory and other fees, as a percentage of the Fund's average net assets, paid by the Fund to INVESCO Funds Group, Inc., for the year ended December 31, 1998. The table also illustrates the hypothetical investment advisory and other fees, as a percentage of the Fund's total assets, if the Proposal had been adopted for that period.



_______________________

(1) The total operating expenses figure assumes that the .25% administrative fee instituted July 8, 1998 had been in effect the entire year of 1998.
(2) The fun's actual total annual operating expenses were lower than the figure shown because the Fund's custodian fees were reduced under an expense offset arrangement.

--------------------------------------------------------------------------------
               COMPARISON OF ACTUAL AND PRO FORMA EXPENSE RATIOS
          BASED ON 1998 AVERAGE NET ASSETS THROUGH DECEMBER 31, 1998
--------------------------------------------------------------------------------
VIF - DYNAMICS FUND          1998 PRO FORMA EXPENSE     1998 ACTUAL EXPENSE
                             RATIO(1)                   RATIO
--------------------------------------------------------------------------------
Investment Advisory Fee      0.75%                      0.60%
--------------------------------------------------------------------------------
Distribution and Service     N/A                        N/A
(12b-1) Fees
--------------------------------------------------------------------------------
Other Expenses               0.85%                      0.85%
--------------------------------------------------------------------------------
     Transfer Agency Fee     1.81%                      1.81%
--------------------------------------------------------------------------------
     Administrative          3.88%                      3.63%
     Services Fee
--------------------------------------------------------------------------------
Other Expenses (Includes
Fees and Expenses Absorbed   (4.84%)                    (4.59%)
by Investment Adviser)
--------------------------------------------------------------------------------
Total Annual Fund Operating  1.60%                      1.45%
Expenses
--------------------------------------------------------------------------------
Difference                   0.15%
--------------------------------------------------------------------------------

      The chart below shows the dollar amounts paid by the Fund to INVESCO during the last fiscal year and the dollar amounts that the Fund would have paid to INVESCO if the proposed investment advisory fee structure had been in effect. The table also shows the expenses absorbed by INVESCO in dollars.

------------------------------------------------------------------------------
1998 ACTUAL   1998 PROPOSED          PERCENTAGE      1998 TOTAL EXPENSE
              (UNAUDITED)            CHANGE          ABSORPTION
------------------------------------------------------------------------------
$1,652        $2,072                 0.15%           $36,773 (Actual)
------------------------------------------------------------------------------

     The following Example is intended to help you understand the cost of investing in the Fund under its current fee structure and under the proposed fee structure. This Example assumes a $10,000 allocation to the Fund for the time periods indicated and does NOT reflect any of the fees or expenses of your variable annuity or variable insurance contract. The Example also assumes a hypothetical 5% return each year, and assumes that the Fund's operating expenses remain the same. Although the Fund's actual costs and performance may be higher or lower, based on these assumptions your costs, without the absorption of expenses, would have been:

The following table reflects the costs without the absorption of expenses:(1)
            1 year            3 years           5 years           10 years
1998
Proposed    $1,439            $3,893            $5,874            $9,312
Actual      $1,426            $3,864            $5,838            $9,283


(1) The following reflects the costs with the absorption of expenses:

            1 year            3 years           5 years           10 years
1998
Proposed    $163              $505              $871              $1,900
Actual      $148              $459              $792              $1,735


_______________________

      INVESCO believes that recent marketing efforts on behalf of the Fund will substantially increase the level of assets in the Fund and reduce its fixed expenses as a percentage of total operating expenses over time. However, INVESCO believes that despite economies of scale that may accompany increased asset levels, the Fund will continue to require significant absorption of fees by INVESCO for the foreseeable future.

                SIMILAR INVESTMENT COMPANY MANAGED BY INVESCO

      INVESCO manages an investment company with an investment objective substantially identical to the investment objective of the Fund. This fund, INVESCO Dynamics Fund, is referred to as a "retail" open-end investment company, commonly called a mutual fund. Unlike the Fund, INVESCO Dynamics Fund is not sold as part of an insurance or annuity contract; instead, it is sold to individual investors.

      The investment advisory fee schedule for INVESCO Dynamics Fund is identical to the current schedule for the Fund. However, INVESCO Dynamics Fund, which was founded in 1967, and has had 32 of years to build its asset base, is significantly larger than the Fund and therefore obtains significant economies of scale.

      INVESCO believes that it is unreasonable for the Fund to continue with a fee structure identical to its much larger retail counterpart. For the year ended April 30, 1999, INVESCO Dynamics Fund had $2,044,321,016 in assets, meaning INVESCO Dynamics Fund is approximately 6.637 times larger than the Fund. For that period, the investment advisory fee for INVESCO Dynamics Fund was 0.54% of average net assets. INVESCO believes that it would be desirable and beneficial for shareholders if the Fund were to reach the asset levels of its retail counterpart, and obtain similar economies of scale. However, it is unlikely that the Fund will reach such asset levels in the foreseeable future, even with the marketing efforts currently underway.

                       INFORMATION CONCERNING ADVISER,
                     DISTRIBUTOR AND AFFILIATED COMPANIES

     INVESCO, a Delaware corporation, serves as the Fund's investment adviser and provides other services to the Fund and the Company. INVESCO Distributors, Inc., a Delaware corporation that serves as the Fund's distributor ("IDI"), is a wholly owned subsidiary of INVESCO. INVESCO is a wholly owned subsidiary of INVESCO North American Holdings, Inc. ("INAH"), 1315 Peachtree Street, N.E., Atlanta, Georgia 30309. INAH is an indirect wholly owned subsidiary of AMVESCAP PLC.(3) The corporate headquarters of AMVESCAP PLC are located at 11 Devonshire Square, London, EC2M 4YR, England. INVESCO's and IDI's offices are located at 7800 East Union Avenue, Denver, Colorado 80237. INVESCO currently serves as



____________________

(3) The intermediary companies between INAH and AMVESCAP PLC are as follows:
INVESCO, Inc.,INVESCO Group Services, Inc. and INVESCO North American Group, Ltd., each of which is wholly owned by its immediate parent.

investment adviser of ten open-end investment companies having approximate aggregate net assets in excess of _______ billion as of July 31, 1999.

     The principal executive officers and directors of INVESCO and their principal occupations are:

     Mark H. Williamson(4), Chairman of the Board, President and Chief Executive Officer, also, Chairman of the Board, President and Chief Executive Officer of IDI; Charles P. Mayer, Director and Senior Vice President, also, Senior Vice President and Director of IDI; Ronald L. Grooms, Director, Senior Vice-President and Treasurer, also, Director, Senior Vice-President and Treasurer of IDI; and Glen A. Payne, Senior Vice-President, Secretary and General Counsel, also Senior Vice-President, Secretary and General Counsel of IDI; Richard W. Healey, Senior Vice President and Director, also Senior Vice President and Director of IDI; and Timothy J. Miller, Senior Vice President and Director, also Director of IDI. All of the officers and directors of the Company hold comparable positions with the following INVESCO Funds: INVESCO Stock Funds, Inc.; INVESCO Bond Funds, Inc.; INVESCO Combination Stock and Bond Funds, Inc.; INVESCO International Funds, Inc.; INVESCO Money Market Funds, Inc.; INVESCO Specialty Funds, Inc.; INVESCO Sector Funds, Inc.; INVESCO Tax-Free Funds, Inc.; and INVESCO Treasurers' Series Funds, Inc. As of December 31, 1998, there were 670,023,406 allotted, called up and fully paid shares of AMVESCAP PLC shares outstanding. On that date, directors of the Company collectively owned less than 1% of the outstanding shares of AMVESCAP PLC.

      The address of each of the foregoing officers and directors is 7800 East Union Avenue, Denver, Colorado 80237.




_____________________
(4) Mr. Williamson also serves as President, Chief Executive Officer & Director of the Company. Mr. Charles Brady, Chairman of the Board of the Company, is the Executive Chairman of the Board of AMVESCAP PLC.

                            PRINCIPAL SHAREHOLDERS

     As of August 4, 1999, the following persons owned 10% or more of the outstanding shares of the Fund. Shares that are owned "of record" are held in the name of the person indicated. Shares that are owned "beneficially" are held in another name, but the owner has the full economic benefit of ownership of those shares:

-------------------------------------------------------------------------------
Name and Address           Basis of Ownership               Percentage Owned
                           (Record/Beneficial)
-------------------------------------------------------------------------------
INVESCO Funds Group, Inc.
Attn. Sheila Wendland      Record                           ____%
P.O. Box 173706
Denver, CO 80217-3706
-------------------------------------------------------------------------------

      REQUIRED VOTE. Approval of the Proposal with respect to the Fund requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund, which for this purpose means the affirmative vote of the lesser of (i) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if more than 50% of the outstanding shares of the Fund are so present or represented, or (ii) more than 50% of the outstanding shares of the Fund. SHAREHOLDERS WHO VOTE "FOR" THE PROPOSAL WILL VOTE "FOR" THE PROPOSED CHANGE DESCRIBED ABOVE. THOSE SHAREHOLDERS WHO WISH TO VOTE AGAINST THE PROPOSED CHANGE DESCRIBED ABOVE MAY DO SO ON THE PROXY PROVIDED. ONLY THE SPECIFIC PROPOSED CHANGE APPROVED BY THE REQUIRED VOTE WILL BECOME EFFECTIVE.

      INVESCO OWNS ____% OF THE SHARES OF THE FUND. INVESCO WILL VOTE ITS SHARES IN FAVOR OF THE PROPOSAL. THEREFORE, WITH INVESCO VOTING ITS SHARES OF THE FUND IN FAVOR OF THE PROPOSAL, NO ADDITIONAL SHARES WILL HAVE TO VOTE IN FAVOR OF THE PROPOSAL IN ORDER TO APPROVE IT AT THE MEETING.







 THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL.


      The Company does not hold annual meetings of shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement and form of proxy for a subsequent shareholders' meeting should send their written proposals to the Secretary of the Company, 7800 East Union Avenue, Denver, Colorado 80237. The Company has not received any shareholder proposals to be presented at this meeting.

                                OTHER BUSINESS

      The Board knows of no other business to be brought before the Meeting. If, however, any other matters properly come before the Meeting, it is the intention that proxies that do not contain specific instructions to the contrary will be voted on such matters in accordance with the judgment of the persons designated in the proxies.


                                    By Order of the Board of Directors,




                                    Glen A. Payne
                                    Secretary
                                    INVESCO Variable Investment Funds, Inc.


August ____, 1999

                           PRELIMINARY COPY - TO
                             BE FILED WITH THE
                          SECURITIES AND EXCHANGE
                                COMMISSION

                                 Exhibit A

                        INVESTMENT ADVISORY AGREEMENT

   THIS AGREEMENT is made this _____ day of August, 1999, Denver, Colorado, by and between INVESCO FUNDS GROUP, INC. (the "Adviser"), a Delaware corporation, and INVESCO Variable Investment Funds, Inc., a Maryland corporation (the "Company").

                                 WITNESSETH:

   WHEREAS, the Company is a corporation organized under the laws of the State of Maryland; and

   WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a diversified, open-end management investment company and has one class of shares (the "Shares"), which is divided into ten series, each representing an interest in a separate portfolio of investments (such series initially being the INVESCO VIF-Blue Chip Growth Fund, INVESCO VIF- Dynamics Fund, INVESCO VIF-Equity Income Fund, INVESCO VIF-Health Sciences Fund, INVESCO VIF-High Yield Fund, INVESCO VIF-Realty Fund, INVESCO VIF- Small Company Growth Fund, INVESCO VIF-Technology Fund, INVESCO VIF-Total Return Fund and INVESCO VIF-Utilities Fund (the "Funds")); and

   WHEREAS,   the  Company  desires  that  the  Adviser  manage  its  investment operations and the Adviser desires to manage said operations;

   NOW, THEREFORE, in consideration of these premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

   1. INVESTMENT MANAGEMENT SERVICES. The Adviser hereby agrees to manage the investment operations of the Company and its Funds, subject to the terms of this Agreement and to the supervision of the Company's directors (the "Directors"). The Adviser agrees to perform, or arrange for the performance of, the following specific services for the Company:

     (a) to manage the investment and reinvestment of all the assets, now or hereafter acquired, of the Company and the Funds of the Company;

     (b) to maintain a continuous investment program for the Company and each Fund of the Company, consistent with (i) the Company's and each Fund's investment policies as set forth in the Company's Registration Statement, as from time to time amended, under the Investment Company Act of 1940, as amended (the "1940 Act"), and in any prospectus and/or statement of additional information of the Company or any Fund of the Company, as from time to time amended and in use under the Securities Act of 1933, as amended, and (ii) the Company's status as a regulated investment company under the Internal Revenue Code of 1986, as amended;

     (c) to determine what securities are to be purchased or sold for the Company and its Funds, unless otherwise directed by the Directors of the Company, and to execute transactions accordingly;

     (d) to provide to the Company and the Funds of the Company the benefit of all of the investment analyses and research, the reviews of current economic conditions and trends, and the consideration of long-range investment policy now or hereafter generally available to investment advisory customers of the Adviser;

     (e) to determine what portion of the Company and each Fund of the Company should be invested in common stocks, preferred stocks, Government obligations, commercial paper, certificates of deposit, bankers' acceptances, variable amount notes, corporate debt obligations, and any other authorized securities;

     (f) to make recommendations as to the manner in which voting rights, rights to consent to Company and/or Fund action and any other rights pertaining to the Company's portfolio securities shall be exercised; and

     (g) to calculate the net asset value of the Company and each Fund, as applicable, as required by the 1940 Act, subject to such procedures as may be established from time to time by the Company's Directors, based upon the information provided to the Adviser by the Company or by the custodian, co-custodian or sub-custodian of the Company's or any of the Funds' assets (the "Custodian") or such other source as designated by the Directors from time to time.

   With respect to execution of transactions for the Company and for the Funds, the Adviser shall place, or arrange for the placement of, all orders for the purchase or sale of portfolio securities with brokers or dealers selected by the Adviser. In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser is directed at all times to obtain for the Company and the Funds the most favorable execution and price; after fulfilling this primary requirement of obtaining the most favorable execution and price, the Adviser is hereby expressly authorized to consider as a secondary factor in selecting brokers or dealers with which such orders may be placed whether such firms furnish statistical, research and other information or services to the Adviser. Receipt by the Adviser of any such statistical or other information and services should not be deemed to give rise to any requirement for adjustment of the advisory fee payable pursuant to paragraph 4 hereof. The Adviser may follow a policy of considering sales of variable annuity or variable life insurance contracts for which the Company serves as an investment vehicle as a factor in the selection of broker/dealers to execute portfolio transactions, subject to the requirements of best execution discussed above.

   The Adviser shall for all purposes herein provided be deemed to be an independent contractor.

   2. ALLOCATION OF COSTS AND EXPENSES. The Adviser shall reimburse the Fund monthly for any salaries paid by the Company to officers, Directors, and full-time employees of the Company who also are officers, general partners or employees of the Adviser or its affiliates. Except for such sub-accounting, recordkeeping, and administrative services which are to be provided by the Adviser to the Company under the Administrative Services Agreement between the Company and the Adviser dated February 28, 1997, which was approved on November 5, 1996, by the Company's board of directors, including all of the independent directors, at the Company's request the Adviser shall also furnish to the Company, at the expense of the Adviser, such competent executive, statistical, administrative, internal accounting and clerical services as may be required in the judgment of the Directors of the Company. These services will include, among other things, the maintenance (but not preparation) of the Company's accounts and records, and the preparation (apart from legal and accounting costs) of all requisite corporate documents such as tax returns and reports to the Securities and Exchange Commission and Company shareholders. The Adviser also will furnish, at the Adviser's expense, such office space, equipment and facilities as may be reasonably requested by the Company from time to time.

   Except to the extent expressly assumed by the Adviser herein and except to the extent required by law to be paid by the Adviser, the Company shall pay all costs and expenses in connection with the operations and organization of the Company. Without limiting the generality of the foregoing, such costs and expenses payable by the Company include the following:

     (a) all brokers' commissions, issue and transfer taxes, and other costs chargeable to the Company and any Fund in connection with securities transactions to which the Company or any Fund is a party or in connection with securities owned by the Company or any Fund;

     (b) the fees, charges and expenses of any independent public accountants, custodian, depository, dividend disbursing agent, dividend reinvestment agent, transfer agent, registrar, independent pricing services and legal counsel for the Company or for any Fund;

     (c) the interest on indebtedness, if any, incurred by the Company or any Fund;

     (d) the taxes, including franchise, income, issue, transfer, business license, and other corporate fees payable by the Company or any Fund to federal, state, county, city, or other governmental agents;

     (e) the fees and expenses involved in maintaining the registration and qualification of the Company and of its shares under laws administered by the Securities and Exchange Commission or under other applicable regulatory requirements, including the preparation and printing of prospectuses and statements of additional information;

     (f) the compensation and expenses of its Directors;

     (g) the costs of printing and distributing reports, notices of shareholders' meetings, proxy statements, dividend notices, prospectuses, statements of additional information and other communications to the Company's shareholders, as well as all expenses of shareholders' meetings and Directors' meetings;

     (h) all costs, fees or other expenses arising in connection with the organization and filing of the Company's Articles of Incorporation, including its initial registration and qualification under the 1940 Act and under the Securities Act of 1933, as amended, the initial determination of its tax status and any rulings obtained for this purpose, the initial registration and qualification of its securities under the laws of any state and the approval of the Company's operations by any other federal or state authority;

     (i) the expenses of repurchasing and redeeming shares of the Company;

     (j) insurance premiums;

     (k) the costs of designing, printing, and issuing certificates representing shares of beneficial interest of the Company;

     (l) extraordinary expenses, including fees and disbursements of Company counsel, in connection with litigation by or against the Company or any Fund;

     (m) premiums for the fidelity bond  maintained  by the Company  pursuant to
   Section 17(g) of the 1940 Act and rules promulgated thereunder (except for such premiums as may be allocated to the Adviser as an insured thereunder);

     (n) association and institute dues; and

     (o) the expenses, if any, of distributing shares of the Company paid by the Company pursuant to a Plan and Agreement of Distribution adopted under Rule 12b-1 of the Investment Company Act of 1940.

   3. USE OF AFFILIATED COMPANIES. In connection with the rendering of the services required to be provided by the Adviser under this Agreement, the Adviser may, to the extent it deems appropriate and subject to compliance with the requirements of applicable laws and regulations, and upon receipt of written approval of the Company, make use of its affiliated companies and their employees; provided that the Adviser shall supervise and remain fully responsible for all such services in accordance with and to the extent provided by this Agreement and that all costs and expenses associated with the providing of services by any such companies or employees and required by this Agreement to be borne by the Adviser shall be borne by the Adviser or its affiliated companies.

   4. COMPENSATION OF THE ADVISER. For the services to be rendered and the charges and expenses to be assumed by the Adviser hereunder, the Company shall pay to the Adviser an advisory fee which will be computed on a daily basis and paid as of the last day of each month, using for each daily calculation the most recently determined net asset value of each Fund of the Company, as determined by valuations made in accordance with the Company's procedure for calculating the Funds' net asset value as described in the Fund's Prospectus and/or Statement of Additional Information. On an annual basis the advisory fee applicable to each Fund shall be as follows: For the INVESCO VIF-Equity Income Fund and the INVESCO VIF-Total Return Fund, the advisory fee is computed at the annual rate of 0.75% of the first $500 million of each Fund's average net assets; 0.65% of the next $500 million of each Fund's average net assets; 0.55% of the Fund's average net assets from $1 billion; 0.45% of each Fund's average net assets from $2 billion; 0.40% of each Fund's average net assets from $4 billion; 0.375% of each Fund's average net assets from $6 billion; and 0.35% of each Fund's average net assets from $8 billion. For the INVESCO VIF-High Yield Fund and the INVESCO VIF-Utilities Fund, the advisory fee is computed at the annual rate of 0.60% of the first $500 million of each Fund's average net assets; 0.55% of the next $500 million of each Fund's average net assets; 0.45% of each Fund's average net assets from $1 billion; 0.40% of each Fund's average net assets from $4 billion; 0.375% of each Fund's average net assets from $6 billion; and 0.35% of each Fund's average net assets from $8 billion. For the INVESCO VIF-Small Company Growth Fund, INVESCO VIF-Health Sciences Fund and INVESCO VIF-Technology Fund, the advisory fee is computed at the annual rate of 0.75% of the first $350 million of each Fund's average net assets; 0.65% of the next $350 million of each Fund's average net assets; 0.55% of each Fund's average net assets from $700 million; 0.45% of each Fund's average net assets from $2 billion; 0.40% of each Fund's average net assets from $4 billion; 0.375% of each Fund's average net assets from $6 billion; and 0.35% of each Fund's average net assets from $8 billion. For the INVESCO VIF-Dynamics Fund, the advisory fee is computed at the annual rate of 0.75% of the first $1 billion of the Fund's average net assets; 0.60% of the next $1 billion of the Fund's average net assets; 0.45% of the Fund's average net assets from $2 billion; 0.40% of the Fund's average net assets from $4 billion; 0.375% of the Fund's average net assets from $6 billion; and 0.35% of the Fund's average net assets from $8 billion. For the INVESCO VIF-Blue Chip Growth Fund, the advisory fee is computed at the annual rate of 0.85% of the first $500 million of the Fund's average net assets; 0.75% of the next $500 million of the Fund's average net assets; 0.65% of the Fund's average net assets from $1 billion; 0.45% of the Fund's average net assets from $2 billion; 0.40% of the Fund's average net assets from $4 billion; 0.375% of the Fund's average net assets from $6 billion; and 0.35% of the Fund's average net assets from $8 billion. For the INVESCO

VIF-Realty Fund, the advisory fee is computed at the annual rate of 0.90% of the first $500 million of the Fund's average net assets; 0.75% of the next $500 million of the Fund's average net assets; 0.65% of the Fund's average net assets from $1 billion; 0.45% of the Fund's average net assets from $2 billion; 0.40% of the Fund's average net assets from $4 billion; 0.375% of the Fund's average net assets from $6 billion; and 0.35% of the Fund's average net assets from $8 billion.

   During any period when the determination of the Funds' net asset value is suspended by the Directors of the Company, the net asset value of a share of the Funds as of the last business day prior to such suspension shall, for the purpose of this Paragraph 4, be deemed to be the net asset value at the close of each succeeding business day until it is again determined. However, no such fee shall be paid to the Adviser with respect to any assets of the Company or any Fund thereof which may be invested in any other investment company for which the Adviser serves as investment adviser. The fee provided for hereunder shall be prorated in any month in which this Agreement is not in effect for the entire month.

   If, in any given year, the sum of a Fund's expenses exceeds the most restrictive state imposed annual expense limitation (if, and to the extent that, any such limitation is applicable to the Company), the Adviser will be required to reimburse the Fund for such excess expenses promptly. Interest, taxes and extraordinary items such as litigation costs are not deemed expenses for purposes of this paragraph and shall be borne by the Company or such Fund in any event. Expenditures, including costs incurred in connection with the purchase or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, are accounted for as capital items and shall not be deemed to be expenses for purposes of this paragraph.

   5. AVOIDANCE OF INCONSISTENT POSITIONS AND COMPLIANCE WITH LAWS. In connection with purchases or sales of securities for the investment portfolio of the Company or any Fund, neither the Adviser nor its officers or employees will act as a principal or agent for any party other than the Company or any Fund or receive any commissions. The Adviser will comply with all applicable laws in acting hereunder including, without limitation, the 1940 Act; the Investment Advisers Act of 1940, as amended; and all rules and regulations duly promulgated under the foregoing.

   6. DURATION AND TERMINATION. This Agreement shall become effective as of the date it is approved by a majority of the outstanding voting securities of the Funds of the Company, and unless sooner terminated as hereinafter provided, shall remain in force for an initial term ending two years from the date of execution, and from year to year thereafter, but only as long as such continuance is specifically approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Funds of the Company or by the Directors of the Company, and (ii) by a majority of the Directors of the Company who are not interested persons of the Adviser or the Company by votes cast in person at a meeting called for the purpose of voting on such approval. In the event of the disapproval of this Agreement, or of the continuation hereof, by the shareholders of a particular Fund (or by the Directors of the Company as to a particular Fund), the parties intend that such disapproval shall be effective only as to such Fund, and that such disapproval shall not affect the validity or effectiveness of the approval of this Agreement, or of the continuation hereof, by the shareholders of any other Fund (or by the Directors, including a majority of the disinterested Directors) as to such other Fund; in such case, this Agreement shall be deemed to have been validly approved or continued, as the case may be, as to such other Fund.

   This Agreement may, on 60 days' prior written notice, be terminated without the payment of any penalty, by the Directors of the Company, or by the vote of a majority of the outstanding voting securities of the Company or, with respect to a particular Fund, by a majority of the outstanding voting securities of that Fund, as the case may be, or by the Adviser. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provisions of Section 15(a) of the 1940 Act, in which event this Agreement shall remain in full force and effect subject to the terms and provisions of said order. In interpreting the provisions of this paragraph 6, the definitions contained in Section 2(a) of the 1940 Act and the applicable rules under the 1940 Act (particularly the definitions of "interested person," "assignment" and "vote of a majority of the outstanding voting securities") shall be applied.

   The Adviser agrees to furnish to the Directors of the Company such information on an annual basis as may reasonably be necessary to evaluate the terms of this Agreement.

   Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation described in paragraph 4 earned prior to such termination.

   7. NON-EXCLUSIVE SERVICES. The Adviser shall, during the term of this Agreement, be entitled to render investment advisory services to others, including, without limitation, other investment companies with similar objectives to those of the Company or any Fund of the Company. The Adviser may, when it deems such to be advisable, aggregate orders for its other customers together with any securities of the same type to be sold or purchased for the Company or any Fund in order to obtain best execution and lower brokerage commissions. In such event, the Adviser shall allocate the shares so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Company or any Fund and the Adviser's other customers.

   8. LIABILITY. The Adviser shall have no liability to the Company or any Fund or to the Company's shareholders or creditors, for any error of judgment, mistake of law, or for any loss arising out of any investment, nor for any other act or omission, in the performance of its obligations to the Company or any Fund not involving willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder.

   9. MISCELLANEOUS PROVISIONS.

   NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

   AMENDMENTS HEREOF. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company and the Adviser, and no material amendment of this Agreement shall be effective unless approved by (1) the vote of a majority of the Directors of the Company, including a majority of the Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such amendment, and (2) the vote of a majority of the outstanding voting securities of any Fund of the Company affected by such amendment; provided, however, that this paragraph shall not prevent any immaterial amendment(s) to this Agreement, which amendment(s) may be made without shareholder approval, if such amendment(s) are made with the approval of (1) the Directors and (2) a majority of the Directors of the Company who are not interested persons of the Adviser or the Company. In the event of the disapproval of an amendment of this Agreement by the shareholders of a particular Fund (or by the Directors of the Company as to a particular Fund), the parties intend that such disapproval shall be effective only as to such Fund, and that such disapproval shall not affect the validity or effectiveness of the approval of the amendment by the shareholders of any other Fund (or by the Directors, including a majority of the disinterested Directors) as to such other Fund; in such case, this Agreement shall be deemed to have been validly amended as to such other Fund.

   SEVERABILITY. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held illegal or made invalid by a court decision, statute, rule or otherwise, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

   HEADINGS. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the size, extent or intent of this Agreement or any provision hereof.

   APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Colorado and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Colorado, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control.

   IN WITNESS WHEREOF, the Adviser and the Company each has caused this Agreement to be duly executed on its behalf by an officer thereunto duly authorized, the day and year first above written.

                                INVESCO VARIABLE INVESTMENT FUNDS, INC.


                                By:
                                      ----------------------------------
                                      Mark H. Williamson, President

ATTEST:

--------------------------
Glen A. Payne, Secretary

                               INVESCO FUNDS GROUP, INC.

                                By:   ___________________________________
                                      Ronald L. Grooms, Senior Vice President

ATTEST:

--------------------------
Glen A. Payne, Secretary

                            PRELIMINARY COPY - TO
                              BE FILED WITH THE
                           SECURITIES AND EXCHANGE
                                 COMMISSION

  TO BE SURE YOU ARE REPRESENTED, PLEASE SIGN, DATE AND RETURN PROMPTLY.
                         INVESCO VIF - DYNAMICS FUND

                PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS

                              August ____, 1999

The undersigned hereby appoints Mark Williamson and Glen A. Payne, and each of them, proxy for the undersigned, with the power of substitution, to vote with the same force and effect as the undersigned at the Special Meeting of Shareholders of INVESCO VIF - Dynamics Fund (the "Fund"), to be held at 7800 East Union Avenue, Suite 800, Denver Colorado 80237, August __, 1999 and at any adjournment thereof, upon the matters set forth below, all in accordance with and as more fully described in the Notice of Special Meeting and Proxy Statement, dated August __, 1999 receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. THANK YOU.

Please sign this proxy exactly as your name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc., should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

------------------------------                  -------------------------------
------------------------------                  -------------------------------
------------------------------                  -------------------------------
------------------------------                  -------------------------------



  X   PLEASE MARK VOTES
      AS IN THIS EXAMPLE
                                                                                                      For   Withhold
      ----------------------------------                   PROPOSAL TO APPROVE AN AMENDMENT TO THE
      INVESCO VIF - DYNAMICS FUND                          INVESTMENT ADVISORY CONTRACT WHICH
      ----------------------------------                   CHANGES THE INVESTMENT ADVISORY ADVISORY
      THIS PROXY IS SOLICITED BY                           FEE SCHEDULE
      THE BOARD OF DIRECTORS




Mark box at right if an address  change
or comment has been noted on the reverse side of this card.







                                                  Date
Please be sure to sign and date this Proxy
--------------------------------------------------------
                                                           In their discretion the proxies are
Shareholder sign here              Co-owner sign here      authorized to vote upon such other
--------------------------------------------------------   business as may properly come
                                                           before the Meeting or any adjournment
                                                           thereof.
